Exhibit 10.6(a)

June 1, 2014

Aspect Capital Ltd.

10 Portman Square

London W1H 6AZ,

U.K

Attention: Mr. Anthony Todd, CEO

Re: Management Agreement Renewals

Dear Mr. Todd:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2015 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	Diversified 2000 Futures Fund L.P.

•	Tactical Diversified Futures Fund L.P.

•	CMF Aspect Master Fund L.P.

•	Institutional Futures Portfolio LP

•	Global Futures Fund Ltd.

•	MSMF Custom Solutions Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mrs. Alice Lonero at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1304.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Alice Lonero
Alice Lonero
Chief Financial Officer ASPECT CAPITAL LTD.

By:	/s/ AJ. Todd
Print Name: AJ. Todd

AL/sr